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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K for the fiscal period ended December 31, 2007 (the "Report"), of Mac-Gray Corporation (the "Company") each of the undersigned, as the Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  •
  the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

  •
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K ("Item 601(b)(32)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Dated: March 14, 2008	/s/ STEWART G. MACDONALD, JR.
Name: Stewart G. MacDonald, Jr. Title: Chief Executive Officer
Dated: March 14, 2008	/s/ MICHAEL J. SHEA
Name: Michael J. Shea Title: Chief Financial Officer

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  Exhibit 32.1